Exhibit 5.1

April 30, 2003

The Board of Directors
NUI Corporation
550 Route 202-206
Bedminster, New Jersey 07921-0760

NUI Corporation
Registration Statement on Form S-8

Ladies and Gentlemen:

            In my capacity as Chief Administrative Officer, General Counsel and Secretary to NUI Corporation, a New Jersey corporation (the "Company"), I am delivering this opinion in connection with the filing of a registration statement with the Securities and Exchange Commission on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to 200,000 shares of the Company's Common Stock, no par value per share (the "Shares"), to be offered pursuant to the Company's Employee Stock Purchase Plan (the "Plan").  Each Share will be accompanied by one Preferred Share Purchase Right (the "Rights") issued pursuant to the Rights Agreement, dated as of March 2, 2001, between the Company and American Stock Transfer & Trust Company, as rights agent (the "Rights Agreement").

            In rendering this opinion, I have relied upon, among other things, my examination of the Plan and the Rights Agreement and of such records of the Company and certificates of its officers and of public officials as I have deemed necessary.  In connection with the filing of the Registration Statement, I am of the opinion that:

            1.         the Company is duly incorporated, validly existing and in good standing under the laws of the State of New Jersey;

            2.         the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable; and

            3.         the Rights have been duly authorized and, when issued in tandem with the Shares in accordance with the Plan and the Rights Agreement, will be legally issued.

The Board of Directors
April 30, 2003

            I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                                                        Very truly yours,

                                                                        /S/ JAMES R. VAN HORN
                                                                        Chief Administrative Officer
                                                                        General Counsel and Secretary